Exhibit 10.47

STOCKHOLDER’S AGREEMENT

This Stockholder’s Agreement (as it may be amended, modified, restated or supplemented from time to time, this “Agreement”) is entered into as of [       ] among Laureate Education, Inc., a Maryland corporation (the “Company”), Wengen Alberta, Limited Partnership, an Alberta limited partnership (“Parent”), [         ], (the “Stockholder”), and [          ], the representative Director of the Stockholder’s affiliate, [         ], on the Company’s Board of Directors (the “Representative”) (the Company, Parent, the Stockholder and the Representative being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 6(b) of this Agreement.

RECITALS

WHEREAS, pursuant to the Securityholders Agreement, dated July 11, 2007, by and among Parent and the other parties thereto (as amended from time to time, the “Securityholders Agreement”), the Stockholder’s affiliate has the right to appoint a director or observer, as specified in the Securityholders Agreement, to the Board of Directors of the Company (the “Board”);

WHEREAS, the Representative, in his or her capacity as a representative of the Stockholder, may be entitled to receive fees from the Company, from time to time, as determined by the Company, in respect of services provided by him or her as a director or observer, as the case may be on the Board (the “Fees”); and

WHEREAS, Representative has elected to receive and upon such election is required to assign to the Stockholder, and the Company has agreed to issue to the Stockholder at the direction of Representative, shares of common stock of the Company, par value $0.001 (the “Common Stock”) in lieu of Representative receiving cash in respect of Fees (such shares of Common Stock issued from time to time to the Stockholder, in respect of Fees or otherwise, the “Restricted Stock”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.     Issuance of Restricted Stock.

(a)   Subject to the terms and conditions hereinafter set forth, (i) the Stockholder hereby subscribes for, as of the date hereof, and the Company shall issue and deliver to the Stockholder, as of the date hereof, the number of shares of Restricted Stock, based on a per share grant price (the “Base Price”), in each case as set forth on the signature page hereof, and (ii) at any time and from time to time after the date hereof, the Stockholder may subscribe for, and the Company may issue and deliver to the Stockholder, a number of shares at a per share grant or purchase price, as the case may be, to be determined by the Board.

(b)   The Company shall have no obligation to issue any Restricted Stock to any person who is a resident or citizen of, or is organized under the laws of or operating in, any state or jurisdiction in which the sale or issuance of the Restricted Stock to it would constitute a violation of the securities or “blue sky” laws of such jurisdiction.

2.     Stockholder’s Representations, Warranties and Agreements.

(a)   The Stockholder agrees and acknowledges that it will not, directly or indirectly, gift, offer, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of, whether for or without consideration, and whether voluntary, involuntary or by operation of law (any of the foregoing acts being referred to herein as a “Transfer”) any shares of Restricted Stock except as provided in this Section 2(a) and Section 3 hereof.  If the Stockholder is an Affiliate of the Company, the Stockholder also agrees and acknowledges that it will not Transfer any shares of Restricted Stock unless:

(i)  the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Securities Act”), and in compliance with applicable provisions of state securities laws; or

(ii)  (A) counsel for the Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act and (B) if the Stockholder is organized under the laws of any country other than the United States, or the Stockholder desires to effect any Transfer in any such country, counsel for the Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such Transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following Transfers of Stock are deemed to be in compliance with the Securities Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (I) (a) Transfers permitted by Section 5; (b) Transfers permitted by clauses (II) or (III) of Section 2(a); (c) a sale of shares of Stock pursuant to an effective registration statement under the Securities Act filed by the Company upon the proper exercise of registration rights of such Stockholder under Section 8 (excluding any registration on Form S-8, S-4 or any successor or similar form); (d) Transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 6(b)); or (e) Transfers permitted by the Board (any such exception, a “Permitted Transfer”); (II) a Transfer made pursuant to Sections 4 or 8 hereof, (III) a Transfer (x) upon the death or disability of the Stockholder to the Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (IV) a Transfer made in compliance with the federal securities laws to a Stockholder’s Trust; provided that such Transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Stockholder’s Trust at any point includes any person or entity other than the Stockholder, her spouse (or ex-spouse) or her lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 6(b) hereof, such Transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(b) below, and (V) a Transfer made by the Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b)   The certificate (or certificates) representing the Restricted Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDER’S AGREEMENT AMONG LAUREATE EDUCATION, INC. (THE “COMPANY”), THE STOCKHOLDER NAMED ON THE FACE HEREOF AND THE OTHER PARTIES HERETO OR THE SALE PARTICIPATION AGREEMENT BETWEEN SUCH STOCKHOLDER AND WENGEN ALBERTA, LIMITED PARTNERSHIP, (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c)   The Stockholder acknowledges that it has been advised that (i) the shares of Restricted Stock are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Securities Act (including applicable regulations) the Restricted Stock may be resold without registration under the Securities Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Restricted Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Restricted Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Restricted Stock.

(d)   If any shares of Restricted Stock are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, the Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and take any actions requested by the Coordination Committee prior to any such sale (provided that such instructions shall not have a disproportionate adverse impact on any Stockholder vis-à-vis any other stockholders of the Company or limited partners of Parent) and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)   The Stockholder agrees that, if any shares of Restricted Stock are offered to the public pursuant to an effective registration statement under the Securities Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Stockholder will not effect any public sale or distribution of any shares of Restricted Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days after the effective date of such registration statement (except if the underwriters shall require a longer period, but in any event no more than 270 days), unless otherwise agreed to in writing by the Company.

(f)    The Stockholder represents and warrants that (i) with respect to Restricted Stock, the Stockholder has received and reviewed the available information relating to the Restricted Stock, including having received and reviewed the documents related thereto, and (ii) the Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Stockholder deems necessary to evaluate the merits and risks related to the Stockholder’s investment in, or election to receive, Restricted Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Stockholder has relied solely on such information.

(g)   The Stockholder further represents and warrants that (i) the Stockholder’s financial condition is such that the Stockholder can afford to bear the economic risk of holding Restricted Stock for an indefinite period of time and has adequate means for providing for the Stockholder’s current needs and personal contingencies, (ii) the Stockholder can afford to suffer a complete loss of his or her investment in the Restricted Stock, (iii) the Stockholder understands and has taken cognizance of all risk factors related to the purchase of, or election to receive, Restricted Stock, (iv) the Stockholder’s knowledge and experience in financial and business matters are such that the Stockholder is capable of evaluating the merits and risks of the Stockholder’s purchase of, or election to receive, Restricted Stock as contemplated by this Agreement, (v) with respect to Restricted Stock, such Restricted Stock is being acquired by the Stockholder for his or her own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Stockholder has no present intention of selling or otherwise distributing Restricted Stock in violation of the Securities Act, and (vi) the Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

3.     Transferability of Restricted Stock.

(a)   The Stockholder agrees that during the period commencing on the effective date of this Agreement and prior to the consummation of the Initial Public Offering, the Stockholder may only Transfer such shares of Restricted Stock in compliance with Section 4.

(b)   No Transfer of any such Stock in violation hereof shall be made or recorded on the books of the Company and any such Transfer shall be void ab initio and of no effect.

(c)   Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive the restrictions on Transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the Transfer, or has notified the Investors of such Transfer or commitment to Transfer.  Any Transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on Transfers contained in this Agreement.

4.           Right of First Refusal.

(a)   If, at any time after the effective date of this Agreement and prior to the earlier to occur of a Change of Control or consummation of the Initial Public Offering, the Stockholder proposes to Transfer any or all of the Stockholder’s Restricted Stock, to the extent permitted by the Restricted Stock Agreement and as permitted by this Agreement, to a third party (any proposal a “Proposed Sale” and any such third party, the “ROFR Transferee”) (other than any Transfer (i) pursuant to clauses (III), (IV) or (V) of Section 2(a), to the extent made to a third party, (ii) pursuant to a Permitted Transfer of the type described in clauses (a), (c) or (d) thereof or (iii) to a limited partner of Parent or an Affiliate of such limited partner, and otherwise in accordance with this Agreement), the Stockholder (the “Selling Stockholder”) shall notify the Company in writing of the Stockholder’s intention to Transfer such Restricted Stock (such written notice, a “ROFR Notice”).  The ROFR Notice shall include a true and correct description of the number of shares of Restricted Stock to be Transferred and the material terms of such proposed Transfer and a copy of any proposed documentation to be entered into with any ROFR Transferee in respect of such Transfer and shall contain an irrevocable offer to sell such Restricted Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the ROFR Notice.

(b)   The Company and/or any subsidiary, third party or Affiliate designated by the Company, at any time within ten (10) Business Days after the date of the receipt by the Company of the ROFR Notice, shall have the right and option to purchase any Stock covered by the ROFR Notice at the minimum price at which the Stockholder proposes to Transfer such Stock to any ROFR Transferee and otherwise on the same terms and conditions of the Proposed Sale (or, if the Proposed Sale includes any consideration other than cash, then, at the sole option of such purchaser, at the equivalent all cash price, determined in good faith by the Company taking into account the value of the property), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Selling Stockholder provides wire transfer instructions) and any such non-cash consideration to be paid to the Selling Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the Stock so purchased, appropriately endorsed by the Selling Stockholder.  If at the end of the ten (10) Business Day period, the Company has not exercised the right to purchase all of the Stock covered by the ROFR Notice in the manner set forth above, the Selling Stockholder may, during the succeeding 30-day period, sell not less than all of the Stock covered by the Proposed Sale to the ROFR Transferee in the Proposed Sale on terms no less favorable to the Selling Stockholder than those contained in the ROFR Notice.  Promptly after such sale, the Selling Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of such 30 day period, the Selling Stockholder has not completed the sale of such Stock as aforesaid, all of the restrictions on sale, Transfer or assignment contained in this Agreement shall again be in effect with respect to such Stock.

5.                                          The Company’s Option to Purchase Restricted Stock of the Stockholder Upon Occurrence of a Change Event.

(a)   Termination of Right to Appoint a Director or Observer; Transfers in Violation of this Agreement.  In the event (i) the Stockholder (or its applicable Affiliate(s) that is a party to the Securityholder’s Agreement as the case may be) no longer has the right to appoint a director or an observer to the Board pursuant to Sections 5.1 and 5.2 of the Securityholder’s Agreement or (ii) the Stockholder effects a transfer of Restricted Stock that is prohibited under this Agreement, after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (any such event, a “Change Event”), then:

(x)   With respect to a Change Event set forth in Section 5(a)(i) above, the Company may purchase all or any portion of the shares of Restricted Stock then held by the Stockholder at a per share purchase price equal to the Fair Market Value on the Repurchase Calculation Date; or

(y)   With respect to a Change Event set forth in Section 5(a)(ii) above, the Company may purchase all or any portion of the shares of Restricted Stock then held by the Stockholder at a per share purchase price equal to the lesser of (x) the Base Price and (y) the Fair Market Value on the Repurchase Calculation Date.

(b)   Call Notice.  The Company shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of the Change Event (or, with respect to an impermissible Transfer constituting a Change Event as set forth in Section 5(a)(ii) above, the date after discovery of, and the applicable cure period for, such impermissible Transfer), in which to give notice in writing to the Stockholder of its election to exercise its rights and obligations pursuant to this Section 5 (the “Repurchase Notice”).  The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the fifteenth Business Day (such date to be determined by the Company) after the giving of the Repurchase Notice.  The Repurchase Price shall be paid by delivery to the Stockholder, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of the Stockholder (or by wire transfer of immediately available funds, if the Stockholder provides to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Restricted Stock so purchased, in each case, appropriately endorsed or executed by the Stockholder or any duly authorized representative.

(c)   Use of Note to Satisfy Call Payment.  Notwithstanding anything in this Section 5 to the contrary, (i) if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money, (ii) the repurchase referred to in Section 5(a) would result in a default or an event of default on the part of the Company or any Affiliate of the Company under any such agreement referred to in clause (i), (iii) the Board determines in good faith that the repurchase referred to in Section 5(a) would cause significant harm to the short term liquidity needs of the Company, (iv) all or any portion of the proceeds required to effect the repurchase referred to in Section 5(a) are not available for borrowing by the Company under any such agreement referenced in clause (i) or (v) a repurchase referred to in Section 5(a) would reasonably be expected to be prohibited by under the Maryland General Corporation Law (“MGCL”) or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company will, to the extent it has exercised its rights to purchase Restricted Stock pursuant to this Section 5, in order to complete the purchase of any Restricted Stock pursuant to this Section 5, deliver to the Stockholder (A) a cash payment for any amounts payable pursuant to this Section 5 that would not cause an Event and (B) a note with a principal amount equal to the amount payable under this Section 5 that was not paid in cash, having terms acceptable to the Company’s (and its Affiliates’, as applicable) lenders and permitted under the Company’s (and its Affiliates’, as applicable) debt instruments but which in any event (x) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the Stockholder pursuant to this Agreement; and (y) shall bear interest at a rate equal to the effective rate of interest in respect of the Company’s (and its Affiliates’, as applicable) U.S. dollar-denominated subordinated public debt securities (including any original issue discount); provided, that if no such subordinated public debt securities are outstanding, interest shall be at a rate selected by the Board in good faith.  Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days from the date of the Change Event, the Stockholder shall be permitted by written notice to cause the Company to rescind any Repurchase Notice with respect to that portion of the Restricted Stock repurchased by the Company from the Stockholder pursuant to this Section 5 with the note described in the foregoing sentence; provided that, upon such rescission, such repurchase shall be immediately rescinded and such note shall be immediately canceled without any action on the part of the Company or the Stockholder and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder; provided, further that the Company shall have another thirty (30) days from the date the Event ceases to exist to give another Repurchase Notice on the terms applicable to the first Repurchase Notice.

(d)   Effect of Accounting Principles.  Notwithstanding anything set forth in Section 5 to the contrary, in the event that it is determined by the Board that any of the provisions of Section 5 would result in any of the Restricted Stock being classified as a liability as contemplated by FASB Statement No. 123, Share-Based Payment, including any amendments and interpretations thereto, then any shares of Restricted Stock that are to be purchased by the Company pursuant to Section 5 may only be so purchased if and when such shares have been held by the Stockholder for at least six months.

(e)   Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 5 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

6.     Adjustment of Repurchase Price; Definitions.

(a)   Adjustment of Repurchase Price.  In determining the Repurchase Price, appropriate adjustments shall be made for any stock dividends, splits, combinations,

recapitalizations or any other adjustment in the number of outstanding shares of Restricted Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Section 5.

(b)   Definitions.  Terms used herein and as listed below shall be defined as follows:

“Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.  For purposes hereof, “control” or any other form thereof, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in Section 1(a) hereof.

“Board” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by law to close.

“Call Period” shall have the meaning set forth in Section 5(b) hereof.

“Change Event” shall have the meaning set forth in Section 5(a) hereof.

“Change in Control” shall mean (a) the first to occur of any of the following: (i) the sale of all or substantially all of the assets of Parent or the Company, as applicable, to a Person or (ii) a sale by Parent, any Securityholder (as defined in the Securityholders Agreement), or any of their respective Affiliates, to a Person that results in more than 50% of the total equity interests of Parent or of the Company, as applicable, being held by a Person, which may include any Securityholder or any of their respective Affiliates; provided, however, that in no event shall any relationship among any Securityholder created by the occurrence of the consummation of the transactions contemplated by the Merger (including the Securityholders Agreement and the organizational documents of Parent and its general partner) be deemed to, de facto, create a Group for purposes of this clause (a); and (b) in the case of the occurrence of an event identified in clause (a), also results in any Person that acquired more than 50% of the total equity interests of Parent,  or the Company, as applicable, having the ability to appoint a majority of the applicable board of directors.

“Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group.

“Coordination Committee” shall have the meaning set forth in the Securityholders Agreement.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“Representative” shall have the meaning set forth in the introductory paragraph.

“Event” shall have the meaning set forth in Section 5(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Fair Market Value” shall mean on a per share basis, (i) if there is a public market for the shares of Common Stock on such date, the average of the high and low closing bid prices of the shares on such stock exchange on which the shares are principally trading on the applicable date, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares, or (ii) if there is no public market for the shares on such date, the fair market value of the shares as determined in good faith by the Board, which determination shall take into account an appraisal of the fair market value of the shares conducted by Duff & Phelps (or such other nationally recognized appraisal firm as the Board may select), which appraisal shall be conducted at least annually.

“General Partner” shall mean Wengen Investments Limited.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Holders” shall have the meaning set forth in Section 8(d) hereof.

“Initial Public Offering” means the initial firm commitment underwritten offering of Common Stock to the public pursuant to an effective registration statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Investors” shall mean the Persons listed in Appendix 2 of the Partnership Agreement, and each other Person who, in accordance with the terms of the Partnership Agreement, hereafter executes a separate agreement to be bound by the terms thereof and is added to such appendix (a list of such Investors as the date hereof is also listed in Schedule I attached hereto).

“Merger” shall mean the merger. pursuant to the Merger Agreement, of Merger Sub with and into the Company on August 17, 2007.

“Merger Agreement” shall mean the Amended and Restated Agreement and Plan of Merger, dated as of June 3, 2007, by and among Parent, Merger Sub and the Company.

“Merger Sub” shall mean L Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent.

“MGCL” shall have the meaning set forth in Section 5(c) hereof.

“Parent” shall have the meaning set forth in the introductory paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Partnership Agreement” shall mean the Amended and Restated Limited Partnership Agreement of Wengen Alberta, Limited Partnership, dated as of July 11, 2007, as it may be amended, modified, restated or supplemented from time to time.

“Permitted Transfer” shall have the meaning set forth in Section 2(a) hereof.

“Person” shall mean an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof, or any group consisting of one or more of the foregoing.

“Piggyback Notice” shall have the meaning set forth in Section 8(b) hereof.

“Piggyback Registration Rights” shall have the meaning set forth in Section 8(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 8(b) hereof.

“Proposed Sale” shall have the meaning set forth in Section 4(a).

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall have the meaning set forth in Section 8(a) hereof.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of July 11, 2007, by and among Parent, the General Partner and each of the parties thereto, as it may be amended, modified, restated or supplemented from time to time.

“Repurchase Calculation Date” shall mean the date on which a repurchase occurs.

“Repurchase Notice” shall have the meaning set forth in Section 5(b) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of Restricted Stock to be purchased by the Company pursuant to Section 5.

“Request” shall have the meaning set forth in Section 8(b) hereof.

“Restricted Stock” shall have the meaning set forth in the recitals to this Agreement.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective Affiliates.

“ROFR Notice” shall have the meaning set forth in Section 4(a) hereof.

“ROFR Transferee” shall have the meaning set forth in Section 4(a) hereof.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Stockholder and Parent dated as of the date hereof, as it may be amended, modified, restated or supplemented from time to time.

“SEC” shall mean the Securities and Exchange Commission.

“Securityholders Agreement” shall mean that certain Securityholders Agreement dated July 11, 2007, among Parent, the General Partner, Douglas L. Becker and the other parties appearing on the signature pages thereto, as it may be amended, modified, restated or supplemented from time to time.

“Securities Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Selling Stockholder” shall have the meaning set forth in Section 4(a) hereof.

“Stockholder” shall have the meaning set forth in the introductory paragraph.

“Transfer” shall have the meaning set forth in Section 2(a) hereof.

7.     The Company’s Representations and Warranties and Covenants.

(a)   The Company represents and warrants to the Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Restricted Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b)   If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Stockholder to sell shares of Restricted Stock, subject to compliance with the provisions hereof (including requirements of the Coordination Committee) without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 7(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Securities Act to be available.  Nothing in this Section 7(b) shall be deemed to limit in any manner the restrictions on Transfers of Restricted Stock contained in this Agreement.

8.     “Piggyback” Registration Rights.  Effective after the occurrence of the Initial Public Offering:

(a)   The Parties agree to be bound, with respect to the Stockholders who are provided such rights pursuant to this Section 8, by all of the terms, conditions and obligations of the Registration Rights Agreement (including, without limitation, with respect to obligations as to indemnification and/or contribution) as they relate to the exercise of piggyback registration rights as provided in Sections 4, 6, 7, 8 and 11 of the Registration Rights Agreement (the “Piggyback Registration Rights”), as in effect on the date hereof (subject, with respect to any such Stockholder provided Piggyback Registration Rights, to any amendments thereto to which such Stockholder has agreed to be bound or which are effected in accordance with the terms thereof), and, if any of the Investors are directly or indirectly selling stock or having stock sold on their behalf, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, for the avoidance of doubt, that at no time shall the Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement.  Following the Initial Public Offering, all Restricted Stock purchased or held by the applicable Stockholder pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b)   In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify each Stockholder, in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (A) the number of shares of Common Stock to be sold, (B) the fraction, expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities by the total number of shares of Common Stock held by the holders of Registrable Securities selling shares of Common Stock, (C) the proposed per share purchase price (or an estimate thereof), and (D) the proposed date of sale.  If within fifteen (15) days of the receipt by the Stockholder of such Piggyback Notice, the Company receives from the applicable Stockholder a written request (a “Request”) to register shares of Restricted Stock held by the Stockholder (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Stockholder and the Company), shares of such Restricted Stock will be so registered as provided in this Section 8; provided, however, that for each such registration statement only one Request, which shall be executed by the Stockholder, may be submitted for all Registrable Securities held by the Stockholder.

(c)   The maximum number of shares of Restricted Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Restricted Stock then held by the Stockholder, multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock being sold by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Common Stock owned by the holders of Registrable Securities or (ii) the maximum number of shares of Common Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 8 or (iii) the maximum number of shares of Restricted Stock which the Stockholder (pro rata based upon the aggregate number of shares of such Restricted Stock the Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights, in any event subject to reduction as provided in subsection (d) of Section 8.

(d)   If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Restricted Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the number of shares of Restricted Stock which the Stockholder will be entitled to include will be reduced in accordance with Section 3 or 4 of the Registration Rights Agreement, as applicable, which the Company will include in the Proposed Registration (i) first, 100% of the shares of Common Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Common Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Common Stock which the selling holders of Registrable Securities, the Stockholder and any other Persons who are entitled to piggyback or incidental registration rights in respect of Common Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Common Stock or other Registrable Securities then held by each such Holder (including upon exercise of all exercisable options to purchase shares of Common Stock) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)   Upon delivering a Request a Stockholder having Piggyback Registration Rights pursuant to clause (b) of this Section 8 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Restricted Stock to be registered pursuant to this Section 8 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Restricted Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Stockholder’s behalf with respect to the matters specified therein.

(f)    The Stockholder agrees that it will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 8, including reasonable and customary lock-up agreements.

(g)   Notwithstanding Section 11(l) of the Registration Rights Agreement, this Section 8 will terminate on the earlier of (i) the occurrence of a Change in Control and (ii) with respect to each Stockholder, on the date on which such Stockholder ceases to own any Registrable Securities.

9.           Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Restricted Stock from the Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Stockholder the right to sell, shares of Restricted Stock under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of Parent.

10.         Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Restricted Stock, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Restricted Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

11.         Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (ii) or (iii) thereof) hereof, such transferee shall be deemed the Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.  No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

12.         Amendment.  This Agreement may be amended by the Company at any time upon notice to the Stockholder thereof; provided that any amendment (i) that materially disadvantages the Stockholder shall not be effective unless and until the Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders in more than a de minimis way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.

13.         Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Restricted Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth Business Day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Restricted Stock hereunder.

14.  Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)   The laws of the State of Maryland applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b)   In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator.  Such arbitration process shall take place in Baltimore, Maryland.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)   Notwithstanding the foregoing, the Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective Affiliates shall be entitled to injunctive or other relief in order to enforce the confidentiality covenants as set forth in Section 20 of this Agreement.

(d)   In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

15.         Assignability of Certain Rights by the Company.  The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Restricted Stock pursuant to Sections 4 and 5 hereof.

16.  Miscellaneous.

(a)   In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b)   If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

17.         Withholding.  The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the Stockholder any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

18.         Acknowledgement by Representative Regarding Taxes. The Representative acknowledges that the shares of Restricted Stock being delivered to the Stockholder in respect of Fees payable to the Representative are related to compensation due to Representative and that, accordingly, the Representative may be required to pay federal, state or local income or other taxes with respect to such shares of Restricted Stock.

19.         Notices.  All notices, consents, payments, demands and other communications required or permitted for herein shall be in writing and sent by electronic mail (if an address is provided for notice pursuant to this provision) and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by electronic mail, facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid.  Any notice or other communication hereunder shall be deemed duly delivered, given and received for all purposes as of:  (i) the date so delivered, if delivered personally; (ii) upon receipt, if sent by electronic mail, facsimile or overnight courier; or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed. All communications shall be sent to such party’s address as set forth below or at such other address or to such other person as the party shall have furnished to each other party in writing in accordance with this provision:

(a)   If to the Company, to it at the following address:

Laureate Education, Inc.
650 S. Exeter Street

Baltimore, MD  21202-4382
Attention:  General Counsel
Telecopy:  [         ]

with copies to:

Wengen Alberta, Limited Partnership

9 West 57th Street, Suite 4200

New York, NY 10019

Attention:  [           ]

Telecopy:  [           ]

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  [           ]

Telecopy:  [           ]

(b)   If to the Stockholder, to the Stockholder at the address set forth below under the Stockholder’s signature; or at such other address as either party shall have specified by notice in writing to the other.

20.  Confidential Information.

(a)   In consideration of the Company entering into this Agreement with the Stockholder, without the Company’s prior written consent, the Stockholder shall not, directly or indirectly, at any time, disclose or use any Confidential Information pertaining to the business of the Company or any of its subsidiaries or the Investors or any of their respective Affiliates, except when required by law or judicial process.  If the Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information.

(b)   Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Stockholder has had access to Confidential Information, the Parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)           In the event that the Stockholder breaches any of the provisions of Section 20(a), in addition to all other remedies that may be available to the Company, the Stockholder shall be required to pay to the Company any amounts actually paid to it by the Company in respect of any repurchase by the Company of any Restricted Stock held by such Stockholder.

21.         Irrevocable Proxy.  In accordance with Section 2-507(d) of the MGCL, the Stockholder hereby irrevocably appoints Parent and any authorized representatives and designees thereof as its lawful proxy and attorney-in-fact to exercise with full power in the Stockholder’s name and on its behalf the Stockholder’s right to vote (or execute a written consent) all of the shares of outstanding Common Stock owned by the Stockholder at any regular or special meeting of the stockholders of the Company or in connection with a written consent in lieu of a regular or special meeting of the stockholders of the Company.  Parent and any authorized representatives and designees thereof shall vote (or execute a consent) under this proxy on behalf of each such Stockholder in the same manner as Parent votes (or executes a consent) any outstanding shares of Common Stock owned by it at any such regular or special meeting of the stockholders of the Company or in connection with a written consent in lieu of a regular or special meeting of the stockholders of the Company.   This proxy is irrevocable and is coupled with an interest and shall not be terminable as long as this Agreement remains effective among the parties hereto, their successors, transferees and assigns and, if such Stockholder is a natural person, shall not terminate on the disability or incompetence of such Stockholder.  The Company is hereby requested and directed to honor this proxy upon its presentation by Parent and any authorized representatives and designees thereof, without any duty of investigation whatsoever on the part of the Company. The Stockholder agrees that the Company, and the Company’s secretary shall not be liable to the Stockholder for so honoring this proxy.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LAUREATE EDUCATION, INC.

By:

Name:

Title:

WENGEN ALBERTA, LIMITED PARTNERSHIP

By: Wengen Investments Limited, its General Partner

By:

Name:

Title:

Acknowledged and Accepted By:

By:

Name:

Title: Director

[ ]

By:

Name:

Title:

ADDRESS:

☐ The above-signed represents that it is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Act.